UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 27, 2018

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, David Huffman will retire, effective September 30, 2018, as Chief Financial Officer of TFS Financial Corporation (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland (the "Association"), and Paul Huml, who serves as Chief Operating Officer of the Company, was named the new Chief Financial Officer for the Company, effective September 30, 2018. Mr. Huml, age 59, joined the Association as a Vice President in 1998 and was appointed Chief Operating Officer of the Company in 2002 and Chief Accounting Officer in June 2009. Prior to joining the Association, Mr. Huml spent 10 years in the hotel industry, focusing on the areas of finance, real estate development and risk management. Mr. Huml is a certified public accountant in the state of Ohio.

In addition, Meredith Weil, age 51, who has served as Chief Operating Officer of the Association since 2012, will assume that position for the Company effective September 30, 2018. Ms. Weil joined the Association in 1999. Prior to her appointment as Chief Operating Officer of the Association, she held several senior management positions within the Association, including that of regional manager of retail delivery operations, overseeing customer service and internet services, as well as marketing. She has worked in the banking industry since 1992, which included serving as Vice President of Strategic Management of Key Bank prior to joining the Company.

A description of the compensation arrangements between the Association and each of Mr. Huml and Ms. Weil can be found in the Company’s proxy statement filed with the Securities Exchange Commission January 9, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date:	September 28, 2018	By:	/s/ Paul J. Huml
Paul J. Huml
Chief Accounting Officer